Variable Annuity Endorsement

This Endorsement amends the Flexible Premium Individual Deferred Retirement Annuity Contract (Contract) to which it is attached.
-----------------------------------------------------------------------
                                UNISEX
-----------------------------------------------------------------------
Annuitant's                          Annuitant's
Attained Age    Guaranteed Period    Attained Age    Guaranteed Period
  Nearest             120      240     Nearest             120      240
 Birthday     None   Months   Months  Birthday     None   Months   Months
             -----------------------              -----------------------
   40         $4.01  $4.00    $3.98      58        $4.98  $4.92    $4.76
   41          4.04   4.04     4.01      59         5.06   5.00     4.82
   42          4.08   4.07     4.04      60         5.15   5.09     4.88
   43          4.12   4.11     4.07      61         5.25   5.18     4.95
   44          4.15   4.14     4.11      62         5.36   5.27     5.01
   45          4.20   4.18     4.14      63         5.47   5.37     5.08
   46          4.24   4.23     4.18      64         5.59   5.48     5.14
   47          4.28   4.27     4.22      65         5.71   5.59     5.21
   48          4.33   4.31     4.26      66         5.85   5.70     5.27
   49          4.38   4.36     4.30      67         5.99   5.83     5.34
   50          4.43   4.41     4.35      68         6.15   5.96     5.41
   51          4.49   4.47     4.39      69         6.32   6.09     5.47
   52          4.55   4.52     4.44      70         6.49   6.24     5.53
   53          4.61   4.58     4.49      71         6.68   6.39     5.59
   54          4.68   4.64     4.54      72         6.89   6.54     5.64
   55          4.74   4.71     4.59      73         7.11   6.71     5.70
   56          4.82   4.78     4.65      74         7.35   6.88     5.74
   57          4.89   4.85     4.70      75         7.61   7.05     5.79

 Joint and Survivor - Initial Monthly Annuity Payment Per $1,000 Applied
               Annuitants' Attained Ages Nearest Birthday

                                Unisex Age
Unisex Age     50       55       60       65       70
             ---------------------------------------------
   50        $4.02    $4.10    $4.17    $4.23    $4.28
   55         4.10     4.22     4.32     4.42     4.49
   60         4.17     4.32     4.48     4.62     4.75
   65         4.23     4.42     4.62     4.83     5.03
   70         4.28     4.49     4.75     5.03     5.32

The above tables are based on the 1983 Individual Annuity Mortality Table, set back 3 years, with interest at 4%. Annuity payments for age(s) not shown above are available upon request.

[logo]

ReliaStar Life Insurance Company of New York
1000 Woodbury Road, Suite 102

P.O. Box 9004
Woodbury, New York 11797

Executed at our Home Office

Robert C. Salipante     President
/s/ Robert C. Salipante

Susan M. Bergen     Secretary
/s/ Susan M. Bergen

1